As filed with the Securities and Exchange Commission on August 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification No.)

ViroPharma Incorporated 397 Eagleview Boulevard Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Option and Restricted Share Plan

(Full title of the Plan)

Thomas F. Doyle, Esquire

Vice President and General Counsel

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

(Name and Address of Agent for Service)

(610) 458-7300

(Telephone Number, Including Area Code of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee (4)(5)
Common Stock, par value $0.002 per share(3)	2,000,000	$8.675	$17,350,000	$1,856.45	(4)

(1)	Represents the number of additional shares of the Registrant’s Common Stock reserved for issuance pursuant to for the Registrant’s 2005 Stock Option and Restricted Share Plan, as amended and restated.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(3)	Includes rights to purchase ViroPharma Incorporated Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from ViroPharma Incorporated Common Stock.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of ViroPharma Incorporated on August 4, 2006 as reported by the NASDAQ Global Select Market.
(5)	Pursuant to Rule 457(p), $1,856.45 of the filing fee is being offset by a previously paid filing fee paid by the Registrant upon the initial filing of the registration statement on Form S-4 (file number 333-113790) / Form S-3 (file number 333-113791) on March 22, 2004.

EXPLANATORY NOTE

This Registration Statement is filed solely to reflect an increase of 2,000,000 shares of the Registrant’s common stock, par value $0.002 per share, reserved for issuance pursuant to the Registrant’s 2005 Stock Option and Restricted Share Plan, as amended and restated.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on August 4, 2005 (No. 333-127188), with respect to 850,000 shares of common stock reserved for issuance under the Registrant’s 2005 Stock Option and Restricted Share Plan, as amended and restated, are hereby incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.		Description

5	*	Opinion of Pepper Hamilton LLP

10.1		2005 Stock Option and Restricted Share Plan (1) (Annex A)

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24		Power of Attorney (included on the Signature Page of this registration statement)

*	Filed herewith
(1)	Filed as Annex A to Registrant’s Proxy Statement filed with the Commission on April 10, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on August 9, 2006.

VIROPHARMA INCORPORATED

By:	/s/ Michel de Rosen
Michel de Rosen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michel de Rosen and Vincent J. Milano his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michel de Rosen Michel de Rosen	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	August 9, 2006

/s/ Vincent J. Milano Vincent J. Milano	Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 9, 2006

/s/ Paul A. Brooke Paul A. Brooke	Director	August 9, 2006

/s/ William Claypool, M.D. William Claypool, M.D	Director	August 9, 2006

/s/ Michael R. Dougherty Michael R. Dougherty	Director	August 9, 2006

/s/ Robert J. Glaser Robert J. Glaser	Director	August 9, 2006

/s/ John R. Leone John R. Leone	Director	August 9, 2006

/s/ Howard H. Pien Howard H. Pien	Director	August 9, 2006

EXHIBIT INDEX

Exhibit No.		Description
5	*	Opinion of Pepper Hamilton LLP

10.1		2005 Stock Option and Restricted Share Plan (1) (Annex A)

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24		Power of Attorney (included on the Signature Page of this registration statement)

*	Filed herewith
(1)	Filed as Annex A to Registrant’s Proxy Statement filed with the Commission on April 10, 2006 and incorporated herein by reference.